Exhibit 10.1

                                AGREEMENT OF SALE
                                -----------------


        AGREEMENT OF SALE, made November 2, 1998, among Rehabilitation Medicine Practice of N.Y., P.L.L.C. a New York Professional limited liability company with an office at 638 Mount Prospect Avenue, Newark, NJ 07104, to be known herein as "Purchaser", and Oak Tree Medical Management, Inc. ("OTMM"), a New York corporation, located at 163-03 Horace Harding Expressway, Flushing, New York 11365, to be known herein as "Seller" and the Purchaser and Seller to be known herein collectively as the "Parties";


                              W I T N E S S E T H:
                              --------------------

        WHEREAS, Purchaser desires to acquire, and Seller desires to sell, the assets of Seller's managed physical therapy facility located at 130 Williams Street, New York, New York, to be known as the "The Practice", with such Seller corporation doing business as noted herein and hereinafter specified, upon the terms and conditions hereinafter set forth, and

        WHEREAS, Jose F. Colon and Robert D. Kranberg are the Managers of Rehabilitation Medicine Center of N.Y., P.L.L.C.,

        WHEREAS, Oak Tree Medical Systems, Inc. is the Shareholder of OTMM,

        NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties hereto agree as follows:

1. Agreement To Sell. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, all of the assets of Seller's The Practice as noted herein.

2. The Assets of the Corporation. It is the understanding of the Parties that the shareholder of Seller is the owner of the following assets of the The Practice (the "Assets"):

        (a) the equipment and general assets described in Exhibit A-1 hereto and all similar equipment acquired or owned by the businesses on or before the closing date (the "General Assets");

        (b) the furniture, fixtures and improvements described in Exhibit A-2 hereto and all similar items acquired or owned by the businesses on or before the closing date (the "Improvements");

        (c) the lease described in Exhibit A-3 hereto (the "Lease");

        (d) the equipment leases, contracts and agreements described in Exhibit A-4 hereto (the "Contracts");

Notwithstanding anything to the contrary contained herein, there shall be excluded from the Assets, all cash on hand and in Seller's bank accounts and accounts receivable.

3. Purchase Price. The purchase price to be paid by Purchaser is Four Hundred Eighteen Thousand Eight Hundred Ninety ($418,890) ) Dollars, payable as follows:

        (a) A deposit of Fifty Thousand Dollars ($50,000) at the signing of this Agreement to be deposited into an interest-bearing escrow account. One Hundred (100%) Percent of the deposit all be returned to Purchaser if due diligence is not satisfactory to buyer. If Purchaser defaults under the terms of this Agreement, then such payment shall be retained by Seller as liquidated damages. The parties agree that such amount shall be retained by Seller to reimburse it for expenses and costs incurred in preparing to sell the businesses and that such liquidated damages are reasonable in the circumstances.

        (b) The full assumption by Purchaser of up to forty six (46) monthly payments at the rate of Four Thousand Two Hundred fifteen ($4,215) Dollars for a maximum of One Hundred Ninety Three Thousand Eight Hundred Ninety ($193,890) Dollars of Seller's debt obligations to Seller's equipment financing company, Americorp. IN NO CASE SHALL PURCHASER BE RESPONSIBLE FOR ANY INDEBTEDNESS OF SELLER, OTHER THAN AS INDICATED HEREIN.

        (c) The balance of the purchase price in cash, to be paid at closing.

The Purchase price shall be allocated as follows:  $50,000  to buy the Lease
                                                   $85,000  to Restrictive Covenant
                                                   $40,000  to furniture & fixtures
                                                   $50,000  Goodwill

4. The Closing. The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 3 hereof and the delivery of the closing documents provided for in Article 5 hereof. The closing shall be held at the offices of Purchaser's attorneys and shall take place on, November 1,1998 (the "closing date"), unless otherwise agreed by the parties.

4.      Closing Documents.  At the closing Seller shall execute and deliver to
Purchaser:

        (a) an Assignment of the rights of the lessees under the facility Lease.

        (b) certified copies of resolutions duly adopted by the Board of Directors and Shareholder of Seller authorizing the sale of the Assets and the performance by Seller of its obligations hereunder

        (c) an opinion of Seller's counsel, Frederick C. Veit, Esq. dated as of the closing date, in form and substance satisfactory to Purchaser's counsel, stating such counsel's opinion that: (i) Corporation is duly organized, validly existing and in good standing under the laws of New York; (ii) Seller has full power and authority, corporate and otherwise, to enter into this agreement and perform its obligations hereunder; (iii) the execution and delivery of this agreement and the performance by Corporate Seller of its obligations hereunder have been duly authorized by the Board of Directors and Shareholder of Seller and no further action or approval is required in order to constitute this agreement as the binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, insolvency or other laws affecting creditor's rights generally; (iv) the execution and delivery of this agreement and the performance by Seller of its obligations hereunder do not and will not violate any provision of the Certificate of Incorporation or Bylaws of Seller; and (v) except as may be set forth in this agreement, such counsel is not representing Seller in any suit, action or proceeding against them which, if adversely determined, would prohibit the consummation of the transactions contemplated by this agreement, nor is Counsel aware of any other suits, actions, or proceedings which would affect this transaction.

        (d) the Certificate of Incorporation, Bylaws, filing receipts and other organizational documents of Seller; any bills, vouchers, and records showing the ownership of the Assets used in the operations of Seller; and all other books of account, records and contracts of Seller;

        (e) Restrictive Covenant as enumerated in Article Ten (10),

        (f) Statements executed by Seller, releasing and indemnifying Purchaser from any and all obligations and liabilities of Seller, other than those specifically assumed herein,

        (g) assignments of the rights and liabilities of lessees under the Equipment Contracts

        (h) a Bill of Sale and such other instruments and information in form and substance satisfactory to Purchaser's attorneys as may be necessary or proper to transfer to Purchaser good and marketable title to all other ownership interests in the Assets to be transferred under this agreement.

        (i) an agreement providing for Purchaser to use Seller's computer system and software for billing for a period of up to six months following the closing.

        (j) such other documents as may be reasonably required in accordance with the intent and purpose of this agreement.

At the closing Seller shall deliver to Purchaser all keys for the businesses. If any keys for the businesses or Assets are held by employees or others, Seller shall identify such individuals, their addresses and their relationship to the Seller. Seller shall do all further acts and things as may be necessary, or reasonably requested by Purchaser, to consummate the transactions contemplated by this agreement, including the acquisition of and possession of the Assets. Seller shall advise Purchaser of, and cause to be delivered to Purchaser, all applicable trade secrets and proprietary information pertaining to the Assets of the businesses.

At the closing Purchaser shall execute and deliver to Seller:

        (i) an Assumption of the obligations of the lessees under the facility Lease and Equipment Contracts.

        (ii) reciprocal documentation and Counsel's opinion as listed in subparagraphs (b), (c ), (d) and (f) above.

Except as expressly provided herein, Purchaser shall not be obligated to pay or perform any obligations or liabilities of Seller including without limitation, obligations or liabilities of Seller to their creditors or any legal, accounting, brokerage or finder's fees or any taxes or other expenses in connection with this agreement or the consummation of the transactions contemplated hereby.

6. Closing Adjustments. The following items shall be apportioned as of midnight of the day preceding the closing date:

        (a) rent, including any additional rent, and security deposits under the facility Lease or Equipment Contracts

        (b) taxes and applicable common charges under the leases

        (c)  water and sewer charges

        (d)  utilities , as applicable

Any errors or omissions in computing apportionments shall be corrected within 21 days after the closing, with both parties fully cooperating.

Post Closing - The Parties shall account to each other for payments received related to services provided at the The Practice after the Closing Date. All payments with respect to dates of service prior to the Closing Date shall belong to Seller and all payments with respect to dates of service after the Closing Date shall belong to Purchaser. Either party receiving a payment belonging to the other shall promptly remit said payment to the other.

7. Representations And Warranties Of Seller. Seller represents and warrants to Purchaser as follows:

(a) Seller is a corporation duly organized and validly existing under the laws of New York, and is duly qualified to do business in New York. Seller has full power and authority to own its assets and to conduct its business as now carried on, and to carry out and perform their undertakings and obligations as provided herein. The execution and delivery by Seller of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors and Shareholder of Seller and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Seller, and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Assets by reason of the provisions of any contract, lien, lease, agreement, instrument or judgment to which Seller is a party, or which are or purport to be binding upon Seller or which affect or purport to affect the Assets. No further action or approval, corporate or otherwise, is required in order to constitute this agreement the binding and enforceable obligation of Seller.

(b) No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Seller to constitute this agreement the binding and enforceable obligation of Seller or to consummate the transactions contemplated hereby.

(c) Seller is the owner of and has good and marketable title to the Assets, free of all liens, claims and encumbrances.

(d) There are no violations, potential claims of violations or questions of irregularity regarding any law or governmental rule or regulation pending or, to the best of Seller's knowledge, threatened against Seller, or the Assets. Seller has obtained and operated pursuant to all required licenses and has complied with all laws and governmental rules and regulations applicable to the business or the Assets. The Assets have been continuously covered since July 1, 1994 by insurance policies covering physical damage, general liability, professional liability and worker's compensation. Seller has duly notified all insurance carriers or third party payers of any suspected or known claims or potential claims which may be asserted against Seller, or the Assets.

(e) Notwithstanding Peter B. Saadeh, M.D., potential claim there are no judgments, liens, suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened against Seller, or the Assets. Neither Seller, nor the Assets are a party to, subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this agreement, or which could prevent the carrying out of the transactions provided for in this agreement, or which could prevent the use by Purchaser of the Assets or adversely affect the conduct of the business by Purchaser.

(f) Seller has not entered into, and the Assets are not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the Assets.

(g) At the time of the closing, there will be no (secured or unsecured) creditors of Seller, except for general business creditors or equipment lessors. Except as set forth herein, Seller shall be liable for all other obligations incurred by Seller prior to closing.

(h) The facility Lease is in full force and effect and without any default by Seller thereunder. The copy of the facility Lease provided by Seller to Purchaser is a true and complete copy of the original Lease. (1) The assigned lease shall be for the same terms and conditions as specified in the present lease. In the event that the landlord assigns, mortgages, sells or transfers its interest in said lease then the present terms and conditions shall remain in effect.

(i) All Contracts and Equipment Leases are in full force and effect and without any default by Seller or thereunder. All copies of the Contracts and Leases provided by Seller to Purchaser are true and complete copies of the original Contracts. Seller is not indebted under any executory Contracts or Leases.

(j) There are no agreements or understandings with referral sources which are violative of the federal and/or state anti-kickback and/or self-referral statutes.

(k) Seller has filed each tax return, including without limitation all excise, property, capital gain, sales, franchise and license tax returns, required to be filed by Seller prior to the date hereof. Each such return is true, complete and correct, and Seller has paid all taxes, assessments and charges of any governmental authority required to be paid by them and has created reserves or made provision for all taxes accrued but not yet payable. No government entity is now asserting, or to Seller's knowledge threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Seller. Seller shall hold Purchaser harmless and indemnify Purchaser against all claims for taxes due from and owed by Seller.

(l) Seller will have terminated the employment of all Employees effective as of the Closing Date. It being understood that Seller will terminate the employment of all of its Employees at The Practice and that Purchaser shall entertain applications of employment from those Employees who wish to be so employed by Purchaser. Seller has filed and will file all employment tax forms required to be filed by Seller prior to the Closing. Seller has paid, and will pay employment taxes required to be paid by Seller prior to Closing.

(m) Oak tree has satisfied any and all outstanding debt or contractual obligations with any and all of its employee's prior to the execution of this Agreement. A breach of this clause will be a material breach of this contract.

(n) The present  phone number  (212)  619-2610 as well as the present fax number
(212) 619 -2617 will be assigned to the purchaser.

(o) In the event that the landlord changes any of the terms and conditions of the lease, the purchase price in this Agreement will be reduced by the same amount to cover any and all increases. At the closing Seller shall execute and deliver an affidavit setting forth the above representations.

8. Representations And Warranties Of Purchaser. Purchaser represents and warrants to Seller as follows:
(a) Purchaser is a Limited Liability Company organized under the laws of New York, and is duly qualified to do business in New York as a physical therapy practice and as a physical medicine practice. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Purchaser of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Purchaser. No further action or approval, corporate or otherwise, is required in order to constitute this agreement the binding and enforceable obligation of Purchaser.

        (b) No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Purchaser to constitute this agreement the binding and enforceable obligation of Purchaser or to consummate the transactions contemplated hereby.
(c) Purchaser will be given permission by OTMM, to begin its transition period at the 130 William Street, New York, New York facility by October 5, 1998.

9. Conditions To Closing. The obligations of Purchaser to close hereunder are subject to the following conditions:

(a) All of the terms, covenants and conditions to be complied with or performed by Seller under this agreement on or before the closing shall have been complied with or performed in all material respects.

(b) The Purchaser shall have secured assignment to it of the lease for the premises at the The Practice, and the Equipment leases.. Such assignment shall be at no additional cost to Purchaser and shall provide that such lease and the contract shall be at the same terms and conditions as currently exist.

(c) All representations or warranties of Seller herein are true in all material respects as of the closing date.

(d) All Assets are in good working order, as applicable, and have been calibrated within the past twelve (12) months.

(e) On the closing date, there shall be no liens or encumbrances against the Assets, except as enumerated herein.

(f) The business of Seller has been conducted only in the ordinary course of business. No contracts or purchase agreements/orders will have been entered into, other than in the ordinary course of business. No expenditures or credit purchases will be made by Seller other than in the ordinary course of business. Seller shall perform all maintenance and repair reasonably necessary to keep the Assets in their existing operating condition and repair and shall keep all supplies at levels which are consistent with prior practice (but shall be no less than adequate for the operations) at the The Practice.

        (g) Seller, and its representatives and advisors will supply, upon request by Purchaser and its representatives, such pertinent information as may be required by Purchaser in order to conduct its due diligence survey of Seller and shall cooperate with Purchaser to assure an orderly transition. Purchaser shall be given reasonable access to the facility and the parties shall cooperate in communicating and meeting with employees, vendors, contracting parties, , etc. It is agreed that any documents or information provided hereunder shall be kept in full and complete confidence.

        If this agreement is terminated as provided because any of the above have not been satisfied, Seller shall return any payments made by Purchaser on account of the purchase price, whereupon all rights of Purchaser hereunder and to the businesses shall terminate, and neither Seller nor Purchaser shall have any further claim against the other hereunder, except as otherwise provided herein. If Seller wrongfully fails to close as contemplated under this Agreement, Purchaser shall be entitled to specific performance, as well as damages. If Purchaser wrongfully fails to close as contemplated under this Agreement, Seller shall be entitled to retain the deposit as liquidated damages therefor.

10. Restrictive Covenant Not to Compete. For a period of two (2) years from the date of closing, Seller and its affiliates are restricted from opening NEW outpatient, exclusive physical therapy practices within 25 blocks of Seller's Manhattan facility located at 130 Williams Street. Seller represents that, for a period of two (2) years, it will not solicit physical therapy referral business from any source which is presently referring physical therapy patients to The Practice being purchased. Seller shall execute at closing, such documents as will evidence this surviving provision. To the extent a court of competent jurisdiction determines this provision to be excessively restrictive, the Parties agree to abide by any modification acceptable to such court.

11. Indemnification. Each party hereto shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred or required to be paid by such other parties by reason of any breach or failure of observance or performance of any representation, warranty, covenant or other provision (including lists and Exhibits) of this agreement by such party. Sellers shall indemnify and hold Purchaser harmless against all actions, suits, proceedings, judgments, costs and expenses incurred by or levied against Purchaser, due to Seller's acts, omissions, negligence or other wrongful conduct. Purchaser shall indemnify and hold Seller harmless against all actions, suits, proceedings, judgments, costs and expenses incurred by or levied against Seller, due to Purchaser's acts, omissions, negligence or other wrongful conduct.

12. Risk Of Loss. The risk of loss to the Assets of the businesses sold hereunder, until the closing, is assumed and shall be borne by Seller. Seller agrees to keep all of its Assets fully insured against any loss, either by fire, theft or casualty, to the date of closing. In the event that prior to closing, such Assets are totally or substantially damaged by reason of fire, theft, casualty, or breakage, Seller will repair or replace such Assets at or prior to closing or Purchaser may, in its sole discretion, terminate the within transaction. In such case, all money heretofore deposited with Seller or Seller's representative shall be refunded to Purchaser and the parties shall be released from any further liability hereunder. If the Purchaser elects to consummate this transaction despite such loss or damage, it may do so by paying the purchase price set forth herein, reduced by any insurance proceeds received by Seller.

13. Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this agreement other than William Kedersha. Seller shall be solely responsible for and shall pay at closing all commission, fees, expenses and charges due or owing to the Broker in connection with this transaction, pursuant to a separate agreement between the Seller and Broker. Seller shall indemnify, defend and hold Purchaser harmless from and against any loss, cost, expense, claim or liability (including, without limitation, reasonable attorney's fees) arising under or in respect of any claim by any person or entity for any commission, fee or expense in respect of the transaction contemplated by this Agreement. The provisions of this Article shall survive the expiration, termination or cancellation of this Agreement.

14. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by registered or certified mail, return receipt requested, with postage prepaid, to the parties' at the address set forth below with copies to their attorneys. The respective attorneys for the parties hereby are authorized to give any notice required or permitted hereunder and to agree to adjournments of the closing.

Purchaser:     Rehabilitation Medicine     Seller: Oak Tree Medical Management, Inc.
               Associates, LLC                     163-03 Horace Harding Expressway
               638 Mount Prospect Avenue           Flushing, N.Y.11365
               Newark, N.J. 07104

Copy to:       Lifshutz, Polland_& Assoc., P.C.    Copy to: Frederick Veit, Esq.
               675 Third Avenue, Ste. 2400         21 Gordon Avenue
               New York, N.Y. 10017                Briarcliff Manor, N.Y. 10510
               Att: Benjamin Geizhals


15. Survival. The representations, warranties and covenants contained herein or in any document, instrument, certificate or schedule furnished in connection herewith shall survive the delivery of the Bill of Sale and shall continue in full force and effect after the closing, except to the extent waived in writing.

16. Further Assurances. In connection with the transactions contemplated by this agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this agreement.

17. Changes Must Be In Writing. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

18. Captions And Exhibits. The captions in this agreement are for convenience only and are not to be considered in construing this agreement. The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this agreement it shall be deemed to include said Exhibits.

19. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.  Binding  Effect.  This  agreement  shall be  binding  upon and inure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
administrators, successors and assigns.

21. Cancellation. Purchaser reserves the right to cancel this Agreement, without penalty, if any negative disclosure is discovered regarding Seller, or the Assets, which would materially affect the value of Assets. Purchaser's right to cancel under this provision shall be null and void subsequent to actual closing.

22. Confidentiality. Each party acknowledges and agrees that any information or data it has acquired from the other party, not otherwise properly in the public domain, was received in confidence. Each party hereto agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement (including conducting due diligence or notifying a party's lender), or use to the detriment of the disclosing party or for the benefit of any other person or persons, except Purchaser and related entities or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine readable form) concerning: general business operations, methods of doing business, servicing clients, client relations, and of pricing and making charge for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party; names of suppliers, personnel, clients and potential clients; negotiations or other business contacts with suppliers, personnel, clients and potential clients; form and content of bids, proposals and contracts; the disclosing party's internal reporting methods; technical and business data and documentation; software programs, however embodied; diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties.

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.



                                               SELLER:
                                               Oak Tree Medical Management, Inc.

ATTEST:                                        By  /s/ HENRY DUBBIN
                                                 -------------------------------
                                               Name:
By  /s/ FRED L. SINGER                         Title:
  -------------------------------
      Name:
      Secretary

                                               Oak Tree Medical Systems, Inc.
                                               Shareholder
ATTEST:
                                               By  /s/ HENRY DUBBIN
                                                 -------------------------------
By  /s/ FRED L. SINGER                         Name:
  -------------------------------              President
     Name:
     Secretary


                                               PURCHASER:
                                               Rehabilitation Medicine
                                               Center of N.Y., P.L.L.C.

ATTEST:                                        By   /s/ ROBERT KRAMBERG
                                                 -------------------------------
By                                             Authorized Signature
   ------------------------------
     Authorized Signature